EXHIBIT 10.18

                           DEED IN LIEU OF FORECLOSURE

           THIS DEED IN LIEU OF FORECLOSURE is made this 30th day of November in the year A.D. one thousand nine hundred ninety-five (1995) between NEW CARLTON HOUSE PARTNERS, LTD., a Pennsylvania limited partnership, successor in interest to Carlton House Associates (hereinafter called the Grantor), of the one part, and KENNEDY BOULEVARD ASSOCIATES I, L.P., a Pennsylvania limited partnership (hereinafter called the Grantee), of the other part.

           WHEREAS, Grantee is the present holder of the following mortgages against the premises hereinafter described: (i) Mortgage, Assignment of Rents and Security Agreement dated October 30, 1984 executed by Grantor's predecessor-in-interest, Carlton House Associates ("CHA"), in favor of Consolidated Capital Equity Partners ("CCEP") and recorded in the Department of Records of the City Philadelphia (the "Recorder's Office") on November 13, 1984 in Mortgage Book F.H.S. 2, Page 227, as collaterally assigned by a certain assignment of (1) Mortgage, Assignment of Rents and Security Agreement, (2) Promissory Note Secured Thereby, and (3) Conditional Assignment of Rents and Leases dated October 31, 1984 executed by CCEP in favor of Consolidated Capital Institutional Properties ("CCIP") and recorded in the Recorder's Office on November 27, 1984 in Deed Book F.H.S. 15, Page 30, as amended by a certain Amended and Restated Mortgage, Assignment of Rents and Security Agreement dated June 30, 1989 executed by Grantor in favor of CCEP and recorded in the Recorder's Office on July 3, 1989 in Mortgage Book F.H.S. 2418, Page 490, as collaterally assigned by a certain Assignment of (1) Amended and Restated Mortgage, Assignment of Rents and Security Agreement, (2) Amended Promissory Note Secured by Mortgage, and (3) Supplemental Conditional Assignment of Rents and Leases dated June 28, 1989 executed by CCEP in favor of CCIP and recorded in the Recorder's Office on July 3, 1989 in Assignment Book F.H.S. 300, Page 436, all as further assigned by a certain Assignment of Mortgage, Assignment of Rents and Security Agreement and of Conditional Assignment of Rents dated the date hereof executed by Consolidated Capital Equity Partners, L.P., successor to CCEP, and CCIP in favor of Grantee and to be recorded in the Recorder's Office prior to this Deed in Lieu of Foreclosure; and (ii) Mortgage dated October 31, 1984 executed by CHA in favor of Skokie Federal Savings and Loan Association ("Skokie") and recorded in the Recorder's Office on November 13, 1984 in Mortgage Book F.H.S. 2, Page 245, as amended by Amended and Restated Mortgage dated June 30, 1989 executed by Grantor in favor of Skokie and recorded in the Recorder's Office of July 3, 1989 in Mortgage Book F.H.S. 1383, Page 572, as assigned by a certain Assignment of Mortgage and Note dated September 29, 1993 executed by Resolution Trust Corporation as receiver for Skokie in favor of Philly Associates, Inc. ("Philly") and recorded in the Recorder's Office on November 4, 1993 in Assignment of Mortgage Book V.C.S. 118, Page 344, as further assigned by a certain Assignment of Mortgage and of Assignment of Rents and Leases dated the date hereof executed by Philly in favor of Grantee and to be recorded in the Recorder's Office prior to this Deed in Lieu of Foreclosure (as amended and assigned, collectively, the "Mortgages").

           WHEREAS, pursuant to the Second Amended Plan of Reorganization of TM Carlton House Partners, Ltd. dated May 9, 1989 as confirmed by an Order of the Bankruptcy Court of the Eastern District of Pennsylvania, a copy of which is attached hereto as Exhibit "A," that certain Wrap-Around Purchase Money Mortgage and Security Agreement dated October 31, 1984 executed by CHA in favor of John
G. Berg and Maureen Beverly and recorded in the Recorder's Office in Mortgage Book F.H.S. 2, Page 300 was discharged and terminated.

           WHEREAS, Grantor and Grantee, inter alia, have entered into that certain Consensual Transfer Agreement dated this date (the "Agreement") pursuant to which Grantor agreed to execute and deliver this Deed in Lieu of Foreclosure to Grantee.

           NOW THIS DEED WITNESSETH, that the said Grantor, for and in consideration of the covenants and agreements contained in the Agreement, has granted, bargained and sold, aliened, enfeoffed, released and confirmed, and by these presents does grant, bargain and sell, alien, enfeoff, release and confirm unto the said Grantee, its successors and assigns,

           ALL THAT CERTAIN tract or parcel of land with the buildings and improvements thereon erected, situate in the City of Philadelphia and Commonwealth of Pennsylvania, as described more fully on Exhibit "B" attached hereto and made a part hereof.

           BEING the same premises that CCEP conveyed, by deed dated June 7, 1984 and recorded in the Recorder's Office in Deed Book A.L.O. 121, Page 482, unto CHA, in fee.

           BEING tax parcels 08-3-0056-00 and 88-1-0350-00.

           UNDER AND SUBJECT to the lien of the Mortgages. The Grantor and the Grantee hereunder do not intend by this conveyance to merge the interest of the Grantee as mortgagee under the Mortgages with the interest of the Grantee under this Deed or in any way extinguish or terminate the Mortgages. The separate estates of the Grantee as mortgagee under the Mortgages and of the Grantee as the grantee hereunder shall remain separate and distinct estates at law. The Grantor and the Grantee intend this Deed in Lieu of Foreclosure to be an absolute conveyance and not to constitute further security for the indebtedness secured by the Mortgages.

           ALSO UNDER AND SUBJECT to all valid and enforceable covenants, conditions, restrictions and easements of record.

           TOGETHER with all and singular the buildings and improvements, ways, streets, alleys, passages, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances, whatsoever thereunto belonging, or in any wise appertaining, and the reversions and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, property, claim and demand whatsoever of it, the said Grantor in law as in equity, or otherwise howsoever, of, in, and to the same and every part thereof.

           TO HAVE AND TO HOLD the said lot or piece of ground, with the buildings and improvements thereon erected, the hereditaments and premises hereby granted, or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, to and for the only proper use and behoof of the said Grantee, its successors and assigns, forever.

           UNDER AND SUBJECT as aforesaid.

           AND the said Grantor, for itself, its successors and assigns, does covenant, promise and agree, to and with the said Grantee, its successors and assigns, by these presents, that it, the said Grantor and its successors and assigns, all and singular the hereditaments and premises hereinabove described and granted, or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, against it, the said Grantor and its successors and assigns, and against all and every person or persons whomsoever lawfully claiming or to claim the same or any part thereof, by, from or under them or any of them, shall and will subject as aforesaid WARRANT and forever DEFEND.

           IN WITNESS WHEREOF, the said Grantor has hereunto set its hand and seal as of the date first written above.

Sealed and Delivered
in the Presence of Us.
                              NEW CARLTON HOUSE PARTNERS, LTD., a Pennsylvania limited partnership, successor-in-interest to Carlton House Associates

                                    By:   1801 Tower Inc., a Delaware
                                          corporation, its general partner

Attest:Kelley M. Buechler           By:   C. D. Vinson
Name: Kelley M. Buechler            Name: C. D. Vinson
Title: Asst. Secretary              Title:  President
      (Corporate Seal)



The address of the above-named Grantee is:

One Insignia Financial Plaza
P.O. Box 1089
Greenville, SC  29601


On behalf of the Grantee